Exhibit 5.1

SIDLEY AUSTIN LLP ONE SOUTH DEARBORN CHICAGO, IL 60603 (312) 853 7000 (312) 853 7036 FAX	BEIJING BRUSSELS CHICAGO DALLAS FRANKFURT	LOS ANGELES NEW YORK SAN FRANCISCO SHANGHAI SINGAPORE
	GENEVA HONG KONG LONDON	SYDNEY TOKYO WASHINGTON, D.C.

FOUNDED 1866

August 5, 2009

Cephalon, Inc.

41 Moores Road

Frazer, PA  19355

Re:	Cephalon, Inc.
Registration Statement on Form S-8

Ladies and Gentlemen:

We refer to the Registration Statement on Form S-8 (the “Registration Statement”) being filed by Cephalon, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of 1,000,000 shares (the “Registered Shares”) of common stock, $0.01 par value per share, of the Company to be offered to participants in the Company’s 2004 Equity Compensation Plan, as amended (the “Plan”), and the Preferred Share Purchase Rights (the “Rights”) associated therewith.  The terms of the Rights are set forth in the Second Amended and Restated Rights Agreement dated October 27, 2003, as amended (the “Rights Agreement”), between the Company and American Stock Transfer & Trust Company, as Rights Agent.

We are familiar with the Plan, the Rights Agreement, the Registration Statement, the Restated Certificate of Incorporation of the Company, as amended, the By-laws of the Company and resolutions of the Board of Directors of the Company relating to the Plan and the Registration Statement.  We have also examined originals, or copies of originals certified or otherwise identified to our satisfaction, of such records of the Company and other corporate documents, have examined such questions of law and have satisfied ourselves as to such matters of fact as we have considered relevant and necessary as a basis for the opinions set forth herein.  We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all natural persons and the conformity with the original documents of any copies thereof submitted to us for our examination.

Based upon the foregoing, we are of the opinion that:

1.             Each Registered Share which is newly issued pursuant to the Plan will be legally issued, fully paid and non-assessable when:  (i) the Registration Statement shall have become effective under the Securities Act; (ii) the Company’s Board of Directors or a duly authorized committee thereof shall have duly adopted final resolutions authorizing the issuance

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and sale of such Registered Share as contemplated by the Plan; and (iii) a certificate representing such Registered Share shall have been duly executed, countersigned and registered and duly delivered to the purchaser thereof against payment of the agreed consideration therefore (not less than the par value thereof) in accordance with the Plan.

2.             The Right associated with each Registered Share which is newly issued pursuant to the Plan will be validly issued when:  (i) the Registration Statement shall have become effective under the Securities Act; (ii) such Right shall have been duly issued in accordance with the terms of the Rights Agreement; and (iii) such Registered Share shall have been duly issued and paid for as set forth in paragraph 2 above.

This opinion letter is limited to the General Corporation Law of the State of Delaware.

We do not find it necessary for the purposes of this opinion letter to cover, and accordingly we express no opinion as to the application of, the securities or blue sky laws of the various states or the District of Columbia to the sale of the Registered Shares or the associated Rights pursuant to the Plan.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to all references to our firm included in or made a part of the Registration Statement.  In giving such consent, we do not thereby admit that we are within the category of persons from whom consent is required by Section 7 of the Securities Act or the related rules promulgated by the SEC.

Very truly yours,

/s/ Sidley Austin LLP